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                                                                   EXHIBIT 10.89


                        ASSUMPTION AND CONSENT AGREEMENT

         THIS ASSUMPTION AND CONSENT AGREEMENT (hereinafter the "Agreement") is entered into as of this 12th day of January, 1999, by and among TOLEDO PICKLING & STEEL SALES, INC., an Ohio corporation ("Current Debtor"), TPSS ACQUISITION CORPORATION, an Ohio corporation ("Assumptor"), and FINOVA CAPITAL CORPORATION ("FINOVA").

                                    RECITALS

     A. Current Debtor and FINOVA are parties to a certain Loan and Security Agreement dated as of December 1, 1997 (which, as heretofore amended, modified or supplemented from time to time, is referred to herein as the "Term Loan Agreement" and, together with the other "Loan Documents" as therein defined, as heretofore amended, modified or supplemented from time to time, as the "Term Loan Documents"), under the terms of which FINOVA agreed to make two term loans to Current Debtor (copies of the Term Loan Documents are attached hereto as collective Exhibit A and incorporated herein by reference);

     B. The Obligations (as defined in the Term Loan Agreement) of Current Debtor to FINOVA (the "Obligations") are evidenced by certain demand notes executed by Current Debtor and payable to FINOVA (as heretofore amended, modified or supplemented from time to time, the "Notes");

     C. Current Debtor, FINOVA and National Bank of Canada ("NBC") are parties to a certain Restated Loan and Security Agreement dated December 1, 1997 (which, as heretofore amended, modified or supplemented from time to time, is referred to herein as the "Credit Agreement" and, together with the other "Credit Documents" as therein defined, as heretofore amended, modified or supplemented from time to time, as the "Credit Documents"), under the terms of which NBC together with FINOVA (collectively the "Credit Lenders") agreed to make loans to Current Debtor on a revolving loan basis;

     D. The Obligations (as defined in the Credit Agreement) of Current Debtor to the Credit Lenders (the "Credit Obligations") are evidenced by certain demand notes executed by Current Debtor and payable to the Credit Lenders (as heretofore amended, modified or supplemented from time to time, the "Credit Notes");

     E. Pursuant to an Asset Purchase Agreement dated as of December 31, 1998, Assumptor is purchasing (subject to the liens and security interests securing the Obligations and the Credit Obligations) substantially all of the Current Debtor's assets for valuable consideration, part of said consideration being the assumption and agreement by Assumptor to pay the unpaid balance owing on the Notes and to assume all of Current Debtor's Obligations, covenants and agreements under the Term Loan Documents by and subject to the terms of this Agreement;

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     F.   Under the terms of the above-described Term Loan Documents, the
Obligations of Current Debtor may be accelerated if Current Debtor sells or otherwise conveys its Property without the prior written consent of FINOVA; and

     G. Subject to the terms and conditions of this Agreement, FINOVA is willing to consent to the transfer (subject to the liens and security interests securing the Obligations and the Credit Obligations) of Current Debtor's Property to Assumptor and the assumption of the Obligations by Assumptor.

                                   PROVISIONS

     NOW, THEREFORE, in consideration of the foregoing and the provisions set forth in this Agreement, and the further consideration of the advantages to accrue to all parties hereto, Current Debtor, Assumptor, and FINOVA hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as used in the Term Loan Agreement.

     2. Amount of Term Loans. Current Debtor, FINOVA and Assumptor agree that as of the date hereof, (i) the unpaid amount owing to FINOVA under the Term Loan Documents is $2,641,024.32 of principal, plus accrued but unpaid interest thereon, fees, costs, expenses and other amounts chargeable under the Term Loan Documents and (ii) the Obligations are duly and validly existing and enforceable obligations of Current Debtor which are due and payable in accordance with the terms of the Term Loan Documents, and upon assumption by Assumptor pursuant hereto, are also duly and validly existing and enforceable obligations of Assumptor payable in accordance with the terms of the Term Loan Documents (as modified hereby) and are not subject to any defense, setoff, offset, recoupment, reduction or counterclaim of any kind or nature by or on behalf of Current Debtor or Assumptor.

     3. Assumption. Assumptor hereby (i) assumes and agrees to pay, as a primary obligor, on or before April 12, 1999 the principal balance due and becoming due under the Notes, all interest and other Obligations due and becoming due thereunder; (ii) assumes and covenants to perform, as a primary obligor, all the terms and conditions of the Notes and all other Term Loan Documents required to be performed by Current Debtor, as modified by this Agreement; and (iii) agrees to be legally bound for such performance, as a primary obligor, to the same extent as if Assumptor were the "Borrower" originally named in the Notes and other Term Loan Documents and notwithstanding any failure of Current Debtor to perform any warranties, covenants or other obligations running from Current Debtor to Assumptor; provided, however, that Current Debtor shall remain fully liable for the Obligations and for the performance of the terms and conditions of the Notes and the other Term Loan Documents, as modified by this Agreement, as a primary obligor, jointly and severally with Assumptor.

     4. Modifications of Terms of Term Loan Documents. Assumptor specifically acknowledges receipt of the Term Loan Documents and hereby assumes and covenants to comply with and perform all of the terms, provisions, covenants and requirements set forth in such Term Loan Documents (except those waived in



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writing by FINOVA, if any), to the same extent as if Assumptor were originally named as "Borrower" in those Term Loan Documents, subject to the following:

     (a) Notwithstanding anything to the contrary in the Term Loan Documents, Assumptor and Current Debtor jointly and severally agree that the Obligations owed to FINOVA under the Notes shall be paid in full on or before April 12, 1999 (the "Termination Date") and that FINOVA shall not have any obligation to extend any credit or make any advances to Assumptor after the Termination Date;

     (b) Assumptorand Current Debtor jointly and severally acknowledge and agree that Current Debtor is currently in default under the Term Loan Documents, that the Default Interest Rate set forth in Section 2.4 of the Term Loan Agreement is currently being charged on the outstanding balance under the Notes and that such Default Interest Rate will continue to be charged by FINOVA on all Obligations owed under the Term Loan Documents from the date hereof until all Obligations under such Notes are paid in full on or before April 12, 1999.

     5. Agreements of FINOVA. Subject to the terms and conditions of this Agreement, FINOVA agrees as follows:

     (a) FINOVA consents to the transfer (subject to the liens and security interests securing the Obligations and the Credit Obligations) of Current Debtor's Property to Assumptor and the assumption of the Obligations by Assumptor.

     (b) FINOVA agrees not to accelerate the Obligations or exercise available default-related remedies under the Term Loan Documents including, without limitation, the Notes delivered pursuant to Section 8(b)(i) of this Agreement, arising out of Current Debtor's Existing Defaults (as defined below) from the date hereof until the earlier of (i) the occurrence of an Event of Default other than the Existing Defaults or
          (ii) the Termination Date (the "Forbearance Period"); provided, however, that (i) such forbearance shall in no way be considered a waiver of any current or future Event of Default by Current Debtor or Assumptor under the Term Loan Agreement and (ii) such forbearance shall not affect, impair or diminish any rights FINOVA may have under the Term Loan Documents as a result of any failure or breach by Current Debtor or Assumptor under the Term Loan Documents after the date hereof.

     (c) FINOVA expressly waives the Termination Fee and the other requirements of Section 9.2(b) of the Term Loan Agreement; provided, however, that such waiver shall in no way be considered to extend beyond the Forbearance Period or in any way be deemed a waiver of any other provision, covenant or obligation under the Term Loan Documents as assumed by Assumptor under this Agreement.

     (d) FINOVA expressly waives any Event of Default (i) under Section 7.1(b) of the Term Loan Agreement as a result of noncompliance by the Assumptor during the Forbearance Period with the requirement in
          Section 9.1(b) of the Term Loan Agreement that Borrower provide FINOVA



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          with the financial and collateral reports required under Section
          7.1(I) of the Credit Agreement; (ii) under Section 7.1(b) of the Term Loan Agreement as a result of noncompliance by the Assumptor during the Forbearance Period with Section 9.1(c) of the Term Loan Agreement; and (iii) under Section 7.1(d) of the Term Loan Agreement with respect to William Ciralsky; provided, however, that such waiver shall in no way be considered to extend beyond the Forbearance Period or in any way be deemed a waiver of any other provision, covenant or obligation under the Term Loan Documents as assumed by Assumptor under this Agreement.

     6. Security Interests. Assumptor acknowledges and reaffirms the liens and security interests granted pursuant to the Term Loan Agreement and agrees that
(i) it is purchasing the assets of Current Debtor subject to the liens and security interests securing the Obligations and the Credit Obligations and (ii) neither the execution of this Agreement nor any documents or instruments required to be delivered under this Agreement nor the transfer of the assets from Current Debtor to Assumptor shall be deemed to terminate or otherwise affect the liens and security interests granted pursuant to the Term Loan Agreement, the existing priority thereof or the rights of FINOVA with respect thereto. In addition, to secure the prompt payment and performance of the Obligations, and in addition to any other Collateral securing the Obligations, Assumptor hereby grants to FINOVA a security interest in and to all of Assumptor's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, life insurance policies and the proceeds thereof, Trademarks, Copyrights, Licenses and Patents, Investment Property (as defined in Section 9-115 of the Uniform Commercial Code) and General Intangibles, including without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing.

In furtherance thereof, Assumptor shall execute such financing statements and otherwise take such other action and execute such other documents or instruments as FINOVA may from time to time request to evidence FINOVA's continued security interest in the Collateral. Assumptor hereby authorizes FINOVA to execute and file any such instrument on Assumptor's behalf.

     7. Representations and Warranties. Assumptor and Current Debtor each represent, warrant and covenant that: (i) it (and its undersigned representative, if any) has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on its part to be observed or performed; and (ii) the Notes, the other Term Loan Documents and this Agreement constitute valid and binding obligations of Assumptor and Current Debtor. Current Debtor represents and warrants that, other than the Events of Default described on Schedule I hereto (the "Existing Defaults"), no Event of Default or event which, with the passage of time, could become an Event of Default, has occurred and is continuing. Assumptor and FINOVA represent and warrant that, to their knowledge, no Events of Default other than the Existing Defaults have occurred and are continuing; provided, however, that nothing set forth herein shall be deemed a waiver or forbearance by FINOVA from exercising its rights and remedies with respect to any Event of Default other than the Existing Defaults. All of the covenants, representations and warranties set forth in the Term Loan Documents are hereby restated, ratified and confirmed



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in all respects by Assumptor and Current Debtor as of the date hereof and are and shall remain in full force and effect without modification or amendment, except as otherwise provided in this Agreement.

     8. Conditions to Consent of FINOVA. The consent of FINOVA to the transfer (subject to the liens and security interests securing the Obligations and the Credit Obligations) of Current Debtor's assets to Assumptor and the assumption of the Obligations by Assumptor, and the other agreements of FINOVA under this Agreement are conditioned upon satisfaction by Assumptor on the date this Agreement is executed, of each of the following conditions, all in form and substance satisfactory to FINOVA and its counsel:

     (a) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Term Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the reasonable opinion of FINOVA would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (b) FINOVA shall have received the following documents, each in form and substance satisfactory to FINOVA and its counsel:

          (i)  Notes duly executed by Assumptor;

          (ii) The Unlimited Guaranty "CCC Guaranty" of Consolidated Capital of North America, Inc. ("Guarantor") duly executed by an authorized officer of Guarantor;

         (iii) An Amended and Restated Limited Guaranty executed by Mr. William Ciralsky;

          (iv) The written opinion of counsel to Assumptor and Guarantor as to the transactions contemplated by the Asset Purchase Agreement, this Agreement and the CCC Guaranty;

          (v) Certifiedcopies of Assumptor's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to Section 3.4 of the Term Loan Agreement, together with loss payable endorsements thereto naming FINOVA as the loss payee or additional insured;

          (vi) A Certificate of the Secretary of Assumptor, dated as of a date satisfactory to FINOVA certifying (a) that attached thereto is a true and complete copy of the Articles of Incorporation and Code of Regulations of Assumptor, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to FINOVA, adopted by the Board of Directors of Assumptor, authorizing the execution,



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               delivery and performance of the Asset Purchase Agreement and this
               Agreement and the consummation of the transactions contemplated hereby, and (c) as to the incumbency and genuineness of the signature of each officer of Assumptor executing the Asset Purchase Agreement and this Agreement;

         (vii) Good standing certificates of Assumptor and Guarantor issued by the Secretary of State of Assumptor's and Guarantor's respective states of incorporation;

        (viii) A Certificate of the Secretary of Guarantor, dated as of a date satisfactory to FINOVA certifying (a) that attached thereto is a true and complete copy of the Certificate of Incorporation and Bylaws of Guarantor, as in effect on the date of such certification, (b) that attached thereto is a true and complete copy of resolutions, in form satisfactory to FINOVA, adopted by the Board of Directors of Guarantor, authorizing the execution, delivery and performance of the CCC Guaranty and the consummation of the transactions contemplated hereby, and (c) as to the incumbency and genuineness of the signature of each officer of Guarantor executing the CCC Guaranty;

          (ix) UCC financing statements evidencing transfer of the Collateral from Current Debtor to Assumptor and the lien and security interest granted hereby, duly executed by Assumptor;

          (x) An Assumption and Consent Agreement duly executed by Current Debtor, Assumptor, FINOVA, and NBC pursuant to which Assumptor shall have assumed the Credit Obligations and the terms and conditions of the Credit Documents; and

          (xi) Such other agreements, instruments and documents which FINOVA may require to be executed in connection therewith.

     (c) Guarantorshall have made a One Million Dollar ($1,000,000) equity contribution to Assumptor, which will be paid directly to NBC to be applied to the outstanding balance of the Credit Obligations.

     9. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     (b) Counterparts. This Agreement may be executed and acknowledged in multiple counterparts for the convenience of the parties, which together shall constitute one agreement, and the counterpart signature pages may be detached from the various counterparts and attached to



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          one copy of this Agreement to simplify the recordation of this
          Agreement.

     (c) Notices. Any notices which may be required under the Term Loan Documents to be sent to Current Debtor shall be sent to Assumptor at the following address:

                    Mr. Richard Bailey
                    TPSS Acquisition Corporation
                    20000 So. Western Avenue
                    Torrance, CA 90501

                    with a copy to:

                    Timothy J. Kincaid
                    Purcell & Scott
                    6035 Memorial Drive
                    Dublin, OH 43017

     (d) References. Any reference to the Term Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to refer to the Term Loan Agreement as modified by this Agreement unless the context shall otherwise require.

     (e) ContinuedEffectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Term Loan Agreement; instead, it is the express intention of the parties hereto to reaffirm the Obligations created under the Term Loan Agreement which are evidenced by the Notes and secured by the Collateral. The Term Loan Agreement, as amended hereby, and each of the other Term Loan Documents shall remain in full force and effect.

     (f) Costs and Expenses. Assumptor and Current Debtor affirm and acknowledge that Section 8.1 of the Term Loan Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder.

     (g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



                            [Signature page follows]



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         IN WITNESS WHEREOF, the parties hereto, being duly authorized and empowered, have executed and delivered this Agreement, intending to be legally bound as of the date above set forth.

FINOVA CAPITAL CORPORATION                   CURRENT DEBTOR:

                                             TOLEDO PICKLING & STEEL SALES, INC.


By:      /s/ Bruce Mettel                    By:      /s/ William Ciralsky
     -----------------------------                -----------------------------
Its:     Bruce Mettel                        Its:     William Ciralsky
     -----------------------------                -----------------------------


                                             ASSUMPTOR:

                                             TPSS ACQUISITION CORPORATION


                                             By:      /s/ Richard D. Bailey
                                                  -----------------------------
                                             Its:     Richard D. Bailey



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